Exhibit 99.1

FOR IMMEDIATE RELEASE

For press inquiries: Katie Brazel for Alimera Sciences 404-317-8361 kbrazel@bellsouth.net	For investor inquiries: CG Capital for Alimera Sciences 877-889-1972 investorrelations@cg.capital

ALIMERA SCIENCES PROPOSES PUBLIC OFFERING OF COMMON STOCK

ATLANTA, August 10, 2016 (GLOBE NEWSWIRE)— Alimera Sciences, Inc. (NASDAQ: ALIM) (Alimera), a pharmaceutical company that specializes in research, development and commercialization of prescription ophthalmic pharmaceuticals, today announced that it intends to offer and sell shares of its common stock in an underwritten public offering. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering. Alimera also expects to grant the underwriters a 30-day option to purchase additional shares of common stock at the public offering price to cover over-allotments, if any. All of the shares in the offering are to be sold by Alimera, with net proceeds to be used to fund the continued commercialization of ILUVIEN® and for working capital and other general corporate purposes.

Cowen and Company, LLC is acting as the sole managing underwriter for the offering.

A shelf registration statement on Form S-3 relating to the public offering of the shares of common stock described above was filed with the Securities and Exchange Commission (SEC) on August 11, 2014 and declared effective by the SEC on August 20, 2014. The offering is being made only by means of a written prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement relating to and describing the terms of the offering will be filed with the SEC and will be available on the SEC’s web site at www.sec.gov. When available, copies of the preliminary prospectus supplement relating to these securities may also be obtained by sending a request to: Cowen and Company, LLC, c/o Broadridge Financial Services, 1155 Long Island Avenue, Edgewood, NY, 11717, Attn: Prospectus Department, or by calling (631) 274-2806.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.

About Alimera Sciences, Inc.

Alimera, founded in June 2003, is a pharmaceutical company that specializes in the research, development and commercialization of prescription ophthalmic pharmaceuticals. Alimera is presently focused on diseases affecting the back of the eye, or retina, because these diseases are not well treated with current therapies and affect millions of people in aging populations.

Alimera’s European operations are conducted from London by its subsidiary, Alimera Sciences Limited, which has offices in Aldershot, United Kingdom, Berlin, Germany and Lisbon, Portugal.

Forward Looking Statements

This press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, regarding, among other things, the proposed public offering of Alimera’s common stock. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual results to differ materially from those projected in its forward-looking statements. Meaningful factors which could cause actual results to differ, including, whether or not Alimera will be able to raise capital, the final terms of the proposed offering, market and other conditions, the satisfaction of customary closing conditions related to the proposed public offering, as well as other factors discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Alimera’s Annual Report on Form 10-K for the year ended December 31, 2015 and Alimera’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, which are on file with the Securities and Exchange Commission (SEC) and available on the SEC’s website at www.sec.gov. In addition to the risks described above and in Alimera’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, other unknown or unpredictable factors also could affect Alimera’s results. There can be no assurance that the actual results or developments anticipated by Alimera will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Alimera. Therefore, no assurance can be given that the outcomes stated in such forward-looking statements and estimates will be achieved.

All forward-looking statements contained in this press release are expressly qualified by the cautionary statements contained or referred to herein. Alimera cautions investors not to rely too heavily on the forward-looking statements Alimera makes or that are made on its behalf. These forward-looking statements speak only as of the date of this press release (unless another date is indicated). Alimera undertakes no obligation, and specifically declines any obligation, to publicly update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

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